UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2019

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

Lamperd Less Lethal Approved for Financial Package to Support Product Development Research Program with Lambton College

SARNIA, Ontario, September 11, 2019 Lamperd Less Lethal, Inc. (OTC PINK: LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, is pleased to announced that the company has been approved for a financial support package from the SONAMI program of the Canadian government to conduct a research program in conjunction with Lambton College of Ontario. The purpose of this research is to test new methods for the concentration of Lamperd's pepper formula used in its aerial burst and hand thrown devices for crowd control.  No other company in the world parallels the extent to which Lamped develops these types of products for safety and effectiveness. This research program will commence on September 23, 2019 and run for a period of six months.

Project Title:

Development of Standardized Procedure of Capsaicin Quantification in Aerosolized Crowd Control Devices

Synopsis:

Non-lethal methods of crowd and personnel control is a growing market as lethal methods become less acceptable. Pepper spray is a key tool in the non-lethal arsenal. Currently, there are guidelines for the potency of pepper sprays, but no rules or laws and most importantly, no methods are in place to actually measure personnel exposure in the deployment of these sprays. As more and more scrutiny of any use of force becomes the norm, scientific, quantized levels of pepper spray exposure is highly likely to be required. The proposed work would create a method of collecting aerosolized samples during the use of pepper spray devices within the pepper cloud. Further, a method of measuring that sample will also be developed and both may be presented to the industry for adoption as a standard at the discretion of the industry partner.

Benefit to Private Sector:

The opportunity lies in competitive advantage by providing weaponized pepper products with measured and certified levels of capsaicin and related capsaicinoids (CRC), as well as getting ahead of eventual regulatory requirements. The military market is beginning to understand that lethal force is not always desirable and is asking for certification to ensure consistent levels of CRC are delivered and that batches are tracked. The police market is increasingly being drawn into litigation for real or imagined physical and emotional damages when lethal or non-lethal force is applied. The ability to quantify and certify the CRC level of nonlethal weapons used will provide them with a powerful tool in fighting these legal battles and will soon be required.

The non-lethal ammunition market is expected to grow to $5.2 billion per year by 2025, with a compound annual growth rate of 8.3% over that period. Lamperd Less Lethal is a key player in this industry and is anticipating even more rapid growth.

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors. For more information visit: http://www.lamperdlesslethal.com.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

Safe Harbor for Forward-Looking Statements:

This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: http://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram: http://www.instagram.com/llli_lamperd_lesslethal

Barry Lamperd on Twitter: http://www.twitter.com/lamperd_llli

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: September 11, 2019	By:	/s/ Barry Lamperd
Barry Lamperd
President

3